Exhibit 8(f)

                                                             [STATE STREET LOGO]

                       STATE STREET BANK AND TRUST COMPANY

                             CUSTODIAN FEE SCHEDULE

                            SCUDDER COMPLEX OF FUNDS
                            (As listed in Schedule A)
--------------------------------------------------------------------------------

I.    ADMINISTRATION

      CUSTODY SERVICE

      Maintain custody of fund assets. Settle portfolio purchases and sales. Report buy and sell fails. Determine and collect portfolio income. Make cash disbursements and report cash transactions in local and base currency. Withhold foreign taxes. File foreign tax reclaims. Monitor corporate actions. Report portfolio positions.

      A. DOMESTIC ASSETS
         First $10 Billion      .60 Basis Points
         Second $10 Billion     .55 Basis Points
         Third $10 Billion      .50 Basis Points
         Fourth $10 Billion     .40 Basis Points
         Over $40 Billion       .30 Basis Points

         A minimum charge of $6,000 annually will be applied to new funds which do not reach $l00mm within one year from inception. This minimum charge would begin in the 13th month.

      B. GLOBAL ASSETS


      Country Grouping
      ----------------

      Group A         Group B        Group C         Group D         Group E         Group F         Group G
      -------         -------        -------         -------         -------         -------         -------
      Euroclear       Austria        Australia       Denmark         Portugal        Indonesia       Argentina
      Japan           Canada         Belgium         Finland         Spain           Malaysia        Bangladesh
                      Germany        Hong Kong       France                          Philippines     Brazil
                                     Netherlands     Ireland                         South Korea     Chile
                                     New Zealand     Italy                           Sri Lanka       China
                                     Singapore       Luxembourg                      Sweden          Columbia
                                     Switzerland     Mexico                          Taiwan          Cypress
                                                     Norway                                          Greece
                                                     Thailand                                        Hungary
                                                     U.K.                                            India
                                                                                                     Israel
                                                                                                     Pakistan
                                                                                                     Peru
                                                                                                     Turkey
                                                                                                     Uruguay
                                                                                                     Venezuela


      Holding Charges in BasisPoints (Annual Fee)
      -------------------------------------------

      Group A         Group B        Group C         Group D         Group E         Group F         Group G
      ------------------------------------------------------------------------------------------------------
      3.5             5.0            6.0             8.0             20.0            25.0            40.0
      ------------------------------------------------------------------------------------------------------

                                                             [STATE STREET LOGO]

II.   PORTFOLIO TRADES - FOR EACH LINE ITEM PROCESSED

      State Street Bank Repos                         $ 7.00

      DTC or Fed Book Entry                           $12.00

      New York Physical Settlements                   $25.00

      PTC Purchase, Sale Deposit or Withdrawal        $16.00

      Global Trades


      Group A & B     Group C       Group D       Group E & F     Group G
      --------------------------------------------------------------------
          $25          $40            $50              $70         $150

III.  OPTIONS

      Option charge for each option written or
      closing contract, per issue, per broker         $25.00

      Option expiration charge, per issue, per broker $15.00

      Option exercised charge, per issue, per broker  $15.00

IV.   SPECIAL SERVICES

      Fees for activities of a non-recurring nature such as fund consolidations or reorganizations, extraordinary security shipments and the preparation of special reports will be subject to negotiation. Fees for tax accounting/recordkeeping for options, financial futures, and other special items will be negotiated separately.

V.    EARNINGS CREDIT

      A balance credit equal to 75% of the 90 day CD rate in effect the last business day of each month will be applied to the Custodian Demand Deposit Account balance of each fund, net of check redemption service overdrafts, on a pro-rated basis against the fund's custodian fee, excluding out-of-pocket expenses. The balance credit will be cumulative and carried forward each month. Any excess credit remaining at year-end (December 31) will not be carried forward.

                                                             [STATE STREET LOGO]

VI.   OUT-OF-POCKET EXPENSES

      A billing for the recovery of applicable out-of-pocket expenses will be made as of the end of each month. Out-of-pocket expenses include, but are not limited to the following:


     Telephone                                         Transfer Fees
     Wire Charges ($5.00 per wire in and $5.25 out)    Sub-custodian Charges
     Postage and Insurance                             Price Waterhouse Audit Letter
     Courier Service                                   Federal Reserve Fee for Return Check
     Duplicating                                        items over $2,500 - $4.25 each
     Legal Fees                                        GNMA Transfer - $15.00 each
     Supplies Related to Fund Records                  Stamp Duties
     Rush Transfer-$8.00 each                          Registration Fees

Scudder Complex of Funds
(as listed in Schedule A)                STATE STREET BANK & TRUST COMPANY

By /s/ Pamela A. McGrath                 By /s/ Michael L. Williams
  ----------------------------------        ------------------------------------

Title: Treasurer and Vice President      Title: Vice President
       -----------------------------            --------------------------------

Date: August 1, 1994                     Date: July 27, 1994
      ------------------------------           ---------------------------------

                            Scudder Complex of Funds
                                   Schedule A


        Fund                                 Estimated Effective Date
        ----                                 ------------------------

        Scudder California Tax Free           8/1/94
        Scudder Cash Investment Trust         8/1/94
        Scudder U.S. Treasury Money           8/1/94
        Scudder Limited Term Tax Free         8/1/94
        Scudder Mass Limited Term Tax Free    8/1/94
        SFI Managed Cash                      8/1/94
        SFI Managed Federal Securities        8/1/94
        SFI Managed Government Securities     8/1/94
        SIFI Cash                             8/1/94
        SIFI Federal                          8/1/94
        SIFI Government                       8/1/94
        Scudder Variable Life Balanced        8/1/94
        Scudder Variable Life Growth & Income 8/1/94
        Scudder Variable Life Capital Growth  8/1/94
        Scudder Variable Life International   8/1/94
        Scudder Variable Life Bond            8/1/94
        Scudder Variable Life Money Market    8/1/94
        SFI Managed Tax Free                  8/15/94
        SIFI Tax Free                         8/15/94
        Scudder California Tax Free Money     9/15/94
        Scudder Growth & Income               9/15/94
        SFI Managed Intermediate Government   9/15/94
        Scudder Tax Free Money Fund           9/15/94
        Scudder New York Tax Free Money       9/15/94
        Scudder Ohio Tax Free                 10/1/94
        Scudder Pennsylvania Tax Free         10/1/94
        Scudder GNMA                          10/1/94
        Scudder Massachusetts Tax Free        10/1/94
        Scudder New York Tax Free             10/1/94
        Scudder Capital Growth                10/1/94
        Scudder Value                         10/1/94
        Scudder Quality Growth                10/1/94
        Scudder Medium Term Tax Free          10/1/94
        Scudder Zero Coupon 2000              10/1/94
        Scudder High Yield Tax Free           10/15/94
        Scudder Managed Municipal Bond        10/15/94
        Scudder Balanced                      11/1/94
        Scudder Income                        11/1/94
        Scudder Global Fund                   1/1/95
        Scudder Gold                          1/1/95
        Short Term Bond                       1/1/95
        AARP Balanced Stock & Bond            3/1/95
        AARP Capital Growth                   3/1/95
        AARP GNMA                             3/1/95
        AARP Growth & Income                  3/1/95
        AARP High Quality Bond                3/1/95
        AARP High Quality Money               3/1/95
        AARP HQ Tax Free Money                3/1/95
        AARP Ins TF General Bond              3/1/95
        First Iberian                         4/1/95